Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2020 relating to the financial statements of Minerva Neurosciences, Inc. and the effectiveness of Minerva Neurosciences, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Minerva Neurosciences, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 7, 2020